ELECTION AND REGISTRATION AGREEMENT

                                     BETWEEN

                          BAY VIEW CAPITAL CORPORATION

                                       AND

                              FMAX HOLDINGS, L.L.C.

                                  June 22, 1999

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                       ELECTION AND REGISTRATION AGREEMENT


     THIS ELECTION AND REGISTRATION AGREEMENT (the "Agreement") is made and entered into as of June 22, 1999, between BAY VIEW CAPITAL CORPORATION (the "Company") and FMAX HOLDINGS, L.L.C. ("FMAX" or the "Selling Stockholder").

1.   Introduction; Term.

     a. The Selling Stockholder and the Company have agreed to enter into this Agreement pursuant to the Agreement and Plan of Merger and Reorganization dated March 11, 1999, as amended (the "Merger Agreement"), by and between the Company and Franchise Mortgage Acceptance Company ("FMAC");

     b. This Agreement shall be effective upon the date first written above and shall terminate upon the earliest of (i) the termination of the Merger Agreement in accordance with its terms, (ii) the date 90 days from the closing of the merger of FMAC with and into the Company pursuant to the Merger Agreement (the "Merger"), provided that such termination date shall be automatically extended
(A) by the number of days of delay to obtain effectiveness of the Registration Statement resulting solely from the Company's failure to qualify to use Form S-3, as reasonably mutually determined by counsel to the Company and FMAX, and
(B) for up to two additional 90-day periods, provided that FMAX has used commercially reasonable efforts to sell its FMAX Shares during the 90-day period prior to such extension, (iii) the first date on which the Selling Stockholder is permitted to sell all of the FMAX Shares within any 90-day period pursuant to the provisions of Rule 145 or (iv) the date upon which the number of FMAX Shares shall equal less than 1% of the outstanding shares of Common Stock;

     c. The Selling Stockholder and the Company have agreed to enter into this Agreement to provide for the Selling Stockholder's election under the Merger Agreement and the registration of the FMAX Shares and to otherwise perform their respective obligations hereunder in consideration of the mutual covenants contained herein.

2. Definitions. The following definitions shall apply in addition to those terms defined elsewhere herein:

     a. "Common Stock" means the Company's common stock, $0.01 par value per share.

     b. "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

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     c. "FMAC  Common  Stock"  means FMAC's  common  stock,  $.001 par value per share.

     d. "FMAX Shares" means the shares of Common Stock issued to FMAX in connection with the Merger.

     e. "Offering" means a public offering of the FMAX Shares by FMAX pursuant to the Registration Statement.

     f. "Offering Documents" means all documents relating to an Offering which are required to be filed with any governmental agency or authority or to be delivered to any Person to whom securities of the Company are offered for sale or sold, including, without limitation, the Registration Statement, the Prospectus, and preliminary Prospectus, if any, and all material incorporated by reference therein, and any schedule or exhibit to any of the foregoing, in each case as such documents may be amended from time to time.

     g. "Party" means FMAX or the Company and "Parties" means FMAX and the Company.

     h.  "Person"  means  any  individual,  corporation,   partnership,  limited
liability company, association, trust or unincorporated association.

     i. "Prospectus" means the prospectus included in the Registration Statement, as amended or supplemented by a prospectus supplement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference in the Prospectus.

     j. "Registration Expenses" means any and all expenses incident to the Company's registration of the FMAX Shares pursuant to the Registration Statement, including specifically (i) fees for any filings required to be made with the National Association of Securities Dealers, Inc., the New York Stock Exchange or the SEC in connection with the Offering, and any other registration and filing fees, (ii) all fees and expenses of complying with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the FMAX Shares), (iii) all printing, messenger, telephone, and delivery expenses, (iv) any fees and expenses incurred in connection with the listing of the FMAX Shares on any securities exchange, (v) the reasonable fees and disbursements of counsel for the Company and of its independent public accountants, and (vi) the fees (including any underwriter's commissions) and disbursements of the Selling Stockholder's outside counsel, outside accountants, investment bankers, and financial consultants, if any, in connection with the Offering.

     k. "Registration Statement" means the registration statement on Form S-3 (or, if the Company is not then qualified to use Form S-3, on another appropriate form) filed with the SEC by the Company pursuant to the Securities Act relating to the FMAX Shares, including any pre- or post-effective amendment thereto, the Prospectus included therein, and all material incorporated by reference therein, and any schedule or exhibit to any of the foregoing.


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     l. "Rule 145" means Rule 145 under the Securities  Act, 17 C.F.R.  230.145, or any successor rule of the SEC, if applicable.

     m. "SEC" means the Securities and Exchange Commission.

     n. "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

     o. "Securities Offering Regulations" means any regulations promulgated by any agency or authority of the United States government, under the Securities Act, or any statute hereafter enacted into law, relating to or governing the Offering.

3. a. Cash Election. FMAX agrees that in connection with the Merger it will elect to receive the Per Share Cash Consideration (as defined in the Merger Agreement) with respect to all of the shares of FMAC Common Stock of which FMAX is the record or beneficial owner.

     b. Exclusive Means of Sale. FMAX agrees that it will not during the term of this Agreement sell any of the FMAX Shares other than in a transaction covered by the Registration Statement.

4. a. Registration. The Company agrees that it will file with the SEC the Registration Statement at least 45 days prior to the Anticipated Effective Time (as defined in the Merger Agreement) and will use its best efforts to cause the Registration Statement to become effective as soon as practicable after the Effective Time (as defined in the Merger Agreement).

     b. Expenses. The Company shall pay all of the Registration Expenses other than those described in Section 2j(vi), which shall be paid by the Selling Stockholder.

5. The Company's Duties. In connection with an Offering, the Company covenants and agrees that it will, as expeditiously as possible (provided that no duty shall survive the termination of this Agreement in accordance with its terms):

     a.   in  the  case  of  an  underwritten  Offering,   select  the  managing
          underwriter, subject to the consent of Selling Stockholder, which consent shall not be unreasonably withheld;

     b. (1) prepare all Offering Documents in accordance with all applicable requirements of the Securities Act and the Securities Offering Regulations, in accordance with the intended method of disposition (and, in the case of an underwritten Offering, consistent in form, substance, and scope with customary practice for the offering of securities of corporations by nationally recognized investment banking firms), (2) file with the SEC such Offering Documents and all other documents required to permit the disposition of the FMAX Shares,

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          provided,  that before filing any such Offering  Documents  (including any documents incorporated by reference therein), the Company will furnish to counsel designated by the Selling Stockholder and to the underwriter(s), if any, copies of all such Offering Documents, which Offering Documents shall be subject to the review of such counsel(s) and the underwriter(s), if any, and, where feasible, the Company shall make such changes in such Offering Documents as are reasonably requested by such counsel(s) or underwriter(s), and (3) use its
          reasonable  efforts  to  have  the  Registration   Statement  declared
          effective by, and obtain all approvals from, the SEC to the extent necessary to permit the Offering; provided, however, that the Company may discontinue an Offering at any time before the effective date of the Registration Statement; and provided further, that the Company shall not file any Offering Document which shall be disapproved by the Selling Stockholder within a reasonable period after the same has been provided for review;

     c. prepare and file with the SEC such amendments and post-effective amendments to the Registration Statement as may be necessary to keep the Registration Statement continuously effective through the termination of this Agreement in accordance with its terms and cause the Offering Documents to be supplemented by any required supplement, and as so supplemented to be filed, if required, with the SEC during the period ending upon the earliest of (i) the termination of this Agreement in accordance with its terms, or (ii) the later of (x) such time as all of the FMAX Shares have been disposed of in accordance with the intended method of disposition set forth in such Offering Documents or, in the case of an Offering made pursuant to Rule 415 under the Securities Act or any successor rule of the SEC (if applicable), if securities remain unsold at the expiration of the Offering, such time as the Company shall file, with the consent of the Selling Stockholder, a post-effective amendment with the SEC deregistering the securities which remain unsold at the termination of an Offering or (y) such time as a dealer is not required to deliver a Prospectus in connection with the Offering, provided, that before filing any such post-effective amendment, the Company will furnish to counsel designated by the Selling Stockholder and to the underwriter(s), if any, copies of the post-effective amendment (including any document proposed to the filed therewith), which Offering Documents shall be subject to the review of such counsel(s) and the underwriter(s), if any, and, where feasible, the Company shall make such changes in such post-effective amendment as are reasonably requested by such counsel(s) or underwriter(s);

     d. furnish to the Selling Stockholder and to the underwriter(s), if any, such number of copies of the Offering Documents (including each amendment and supplement thereto) as they may reasonably request in order to facilitate the disposition of the FMAX Shares in the Offering;

     e. register or qualify, or cooperate with the Selling Stockholder, the underwriter(s), if any, and their respective counsel in registering or qualifying, all FMAX Shares

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          for offer and sale under the applicable securities or blue sky laws of such jurisdictions as FMAX and the underwriter(s), if any, shall reasonably request in writing, and do any and all other acts and things which may be reasonably necessary or advisable to enable the Selling Stockholder and the underwriter(s), if any, to consummate the disposition in such jurisdictions of the FMAX Shares; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject or subject the Company to any tax in any such jurisdiction where it is not then so subject;

     f. use its reasonable efforts to cause the FMAX Shares to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the Selling Stockholder and the underwriter(s), if any, to consummate the disposition of the FMAX Shares;

     g. cooperate reasonably with any managing underwriter to effect the sale of the FMAX Shares, including but not limited to attendance of the Company's executive officers at any planned "road show" presentations;

     h. notify the Selling Stockholder and the underwriter(s), if any, at any time when the Offering Documents include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, promptly take all steps necessary to correct such deficiencies, and, at the request of the Selling Stockholder or any underwriter, prepare and furnish to such Person(s), such reasonable number of copies of any amendment or supplement to the Offering Documents as may be necessary so that, as thereafter delivered to the purchasers of the FMAX Shares, such Offering Documents shall not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and to deliver to purchasers of any other securities of the Company included in the Offering copies of such Offering Documents as so amended or supplemented;

     i. keep the Selling Stockholder informed of the Company's best estimates of the earliest date on which the Registration Statement will become effective, and promptly notify the Selling Stockholder of (A) the effectiveness of the Registration Statement, (B) a request by the SEC for an amendment or supplement to the Registration Statement or the Prospectus, (C) the issuance by the SEC of an order suspending the effectiveness of the Registration Statement, or of the threat of a proceeding for that purpose, and (D) the suspension of the qualification of any securities included in the Offering Documents for sale in any jurisdiction or the initiation or threat of any proceeding for that purpose;


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     j.   comply with the provisions of the Securities Offering  Regulations and the Securities Act with respect to the disposition of the FMAX Shares covered by the Offering Documents in accordance with the intended method of distribution set forth in such Offering Documents;

     k. list the securities proposed to be sold in an Offering on the New York Stock Exchange, or on such other securities exchange or inter-dealer quotation system on which the Common Stock is then listed, not later than the closing of the Offering;


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     l.   enter into such customary agreements  (including but not limited to an
          underwriting   agreement  in  customary  form)  and  take  such  other
          reasonable actions as FMAX or the underwriter(s), if any, reasonably request in order to expedite or facilitate the disposition of the FMAX Shares; and

     m. upon prior notice, make available for reasonable inspection by any underwriter(s) participating in the disposition of the FMAX Shares to be effected pursuant to the Offering Documents and by any attorney, accountant, or other agent retained by any such Person(s), its financial and other records, pertinent corporate documents and properties of the Company, and such opportunities to discuss the business of the Company with its officers, directors, and employees and the independent public accountants who have certified its financial statements as shall be necessary, in the opinions of such underwriters' respective counsels, to conduct a reasonable investigation; provided, that any records, information, or documents that are designated by the Company in writing as confidential shall be kept confidential by each such Person, unless disclosure of such records, information, or documents is required by law, by judicial or administrative order, or in order to defend a claim asserted against such Person in connection with the Offering.

6.      Duties of the Selling Stockholder.

     a. Information. The Company may require the Selling Stockholder to furnish it with such information regarding the Selling Stockholder and regarding the method of distribution as is pertinent to the disclosure requirements relating to an Offering as the Company may from time to time reasonably request in writing.

     b. Use of Offering Documents Upon Notice of Defects. The Selling Stockholder agrees, and shall cause underwriter(s), if any, acting on its behalf to agree, that upon receipt of any notice from the Company of the happening of any event of the kind described in Paragraph 5(h), it will immediately discontinue the use of the Offering Documents covering the FMAX Shares until the receipt by the Selling Stockholder and any such underwriter(s) of the copies of the supplemented or amended Offering Documents contemplated by such clause (which copies shall be provided by the Company as soon as possible) and, if so directed by the Company, the Selling Stockholder will deliver and cause each underwriter, if any, to deliver to the Company all copies, other than permanent file copies then in the possession of the Selling Stockholder or any such underwriter, of the Offering Documents covering the FMAX Shares at the time of receipt of such notice. If the Company shall give any such notice, the period mentioned in Paragraph 1(b)(ii) shall be extended by the number of days during which offerings were suspended (i.e., the period from and including the date of the receipt of such notice pursuant to Paragraph 5(h), to and including the date when the Selling Stockholder shall have received the copies of the supplemented or amended Offering Documents contemplated by such clause).

     c. Maximum Sale to Any Person; Sales Prices. The Selling Stockholder agrees that it will not knowingly sell to any Person a number of FMAX Shares representing

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          greater than 1% of the outstanding  Common Stock, and that it will not knowingly sell to any person a number of FMAX Shares which would cause that Person's aggregate holdings of Common Stock to exceed 1% of the outstanding Common Stock. The Selling Stockholder further agrees that it will not sell any FMAX Shares at a price more than 2% below the Market Price. The "Market Price" for FMAX Shares on any day of sale shall mean the lowest sale price of shares of Common Stock on such day, or, if that day is not a trading day, on the trading day immediately preceding such day, on the national securities exchange or the Nasdaq National Market on which Common Stock is traded.

     d. Sale Notifications. If, after the first 60 days of the term of this Agreement, the Selling Stockholder desires to sell FMAX Shares in a transaction covered by the Registration Statement, it shall give notice to the Company of the proposed sale at least three trading days before such proposed date of sale. Within two trading days of receipt of notice of a proposed sale by the Selling Stockholder, the Company will advise the Selling Stockholder either that it has no objection to such sale or that such sale should be delayed for up to 60 days, on the basis that the Company is involved in a confidential proposed transaction or negotiations therefor (which have been previously disclosed to the Company's Board of Directors) which would not require the Company to make or amend any public filings under the securities laws at that time. If the Company has not delayed such proposed sale as permitted in this subparagraph, the Company shall take all actions necessary to permit such sale on the proposed date of sale pursuant to the Registration Statement. If the Company shall give notice that the proposed sale shall be delayed, the period mentioned in Paragraph 1(b)(ii) shall be extended by the number of days during which the proposed sale was delayed by the Company. Upon any such sale the Selling Stockholder shall notify the Company in writing on the date of such sale of the number of FMAX Shares sold on such date.

     7. Resales, Reports Under Exchange Act. In order to permit the Selling Stockholder to sell the FMAX Shares, if it so desires, pursuant to any applicable resale exemption under the Securities Offering Regulations or the Securities Act, the Company will, through the termination of this Agreement in accordance with its terms:

          a. comply with all rules and regulations of the SEC in connection with use of any such resale exemption;

          b. make and keep available adequate and current public information regarding the Company;

          c. file with the SEC in a timely manner, all reports and other documents required to be filed under the Securities Act, the Exchange Act, or the Securities Offering Regulations, and make any and all modifications to the Offering Documents to cause them to be in compliance with the requirements of the Securities Act and the Securities Offering Regulations;


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          d.   furnish  to the  Selling  Stockholder  copies of  annual  reports required to be filed under the Exchange Act and the Securities Offering Regulations; and

          e. furnish to the Selling Stockholder, upon request, (1) a copy of the most recent quarterly report of the Company and such other reports and documents filed by the Company with the SEC and (2) such other information as may be reasonably requested to permit the Selling Stockholders pursuant to any applicable resale exemption under the Securities Act or the Securities Offering Regulations, if any.

     8. Indemnification. The obligations of indemnification of the Parties set forth in this Paragraph 8 shall be in addition to any liability which any Party may otherwise have to any other party.

          a. Indemnification by the Company. The Company agrees to indemnify and hold harmless, to the full extent permitted by law, the Selling Stockholder, its officers, directors, employees and agents, each Person who participates as an underwriter in an Offering, each officer, director, employee, or agent of such an underwriter, and each Person who controls (within the meaning of the Securities Act) FMAX and such an underwriter against any and all losses, claims, damages, liabilities, and expenses, joint or several, including without limitation reasonable legal or other expenses incurred in connection with investigating or defending against any loss, claim, damage, or liability, or action or proceeding (whether commenced or threatened) in respect thereof, caused by any untrue statement or alleged untrue statement of a material fact contained in any of the Offering Documents relating to an Offering or a document filed by the Company under the Exchange Act (an "Exchange Act Document") or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, except insofar as the same are (i) made in reliance on and in conformity with any information about the Selling Stockholder or any underwriter furnished in writing to the Company by the Selling Stockholder or any underwriter specifically for inclusion in any of the Offering Documents relating to an Offering or Exchange Act Documents or (ii) the result of the fact that the Selling Stockholder or any underwriter sold FMAX Shares to a Person to whom there was not sent or given, at or before the written confirmation of such sale, a copy of the final Offering Documents, if the Company has previously furnished copies thereof to FMAX or such underwriter and such final Offering Documents corrected such untrue statement or alleged untrue statement or omission or alleged omission.

          b. Indemnification by FMAX. FMAX agrees to indemnify and hold harmless, to the full extent permitted by law, the Company, its officers, directors, employees, and agents, each Person who participates as an underwriter in an Offering, each officer, director, employee or agent of such an underwriter, and each Person who controls (within the meaning of the Securities Act) the Company and such underwriter against any and all losses, claims, damages, liabilities, and expenses, joint or several, including without limitation reasonable legal or other expenses incurred in connection with investigating or defending against any loss, claim,

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

               damage, or liability, or action or proceeding (whether commenced or threatened) in respect thereof, caused by any untrue statement or alleged untrue statement of a material fact contained in any of the Offering Documents relating to an Offering or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, but only to the extent that such untrue statement or omission is made in reliance on and in conformity with any information furnished in writing by FMAX concerning FMAX to the Company specifically for inclusion in the Offering Documents relating to the Offering.

          c. Notices of Claims, Procedures. Promptly after receipt by an indemnified party hereunder of written notice of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this Paragraph 8, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the indemnifying party of the commencement of such action; provided, that the failure of the indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Paragraph 8, except to the extent that the indemnifying party is actually materially prejudiced by such failure to give notice. If any such action is brought against an indemnified party (unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim) the indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation; provided, however, that, any Person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Person unless (A) the indemnifying party has agreed to pay such fees or expenses or (B) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such Person or (C) in the reasonable judgment of any such Person based upon advice of its counsel, a conflict of interest may exist between such Person and the indemnifying party with respect to such claims (in which case, if the Person notifies the indemnifying party in writing that such Person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such Person). If such defense is not assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld). No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include, as an

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

               unconditional term thereof, the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation. An indemnifying party who is not entitled to or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel in each jurisdiction for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the fees and expenses of such additional counsel or counsels.

          d. Contribution. If the indemnification provided for this in this Paragraph 8 from the indemnifying party is unavailable to an indemnified party hereunder (other than pursuant to the terms hereof) in respect of any losses, claims, damages, liabilities, or expenses referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities, or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions that resulted in such losses, claims, damages, liabilities, or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such action. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities, and expense referred to above shall be deemed to include, subject to the limitations set forth in this Paragraph 8(d), any legal or other fees or expenses reasonably incurred by such indemnified party in connection with any investigation or proceeding. The Parties agree that it would not be just and equitable if contributions pursuant to this Paragraph 8(d) were determined by a pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to above. No Person guilty of fraudulent misrepresentation shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

9.      Miscellaneous.

          a. Amendments and Waivers. This Agreement may be amended, and the Company may take any action herein prohibited or omit to perform any act herein required to be performed by it, only if the Company shall have obtained the written consent of FMAX to such amendment, action or omission to act.

          b. Successors, Assigns and Transferees. This Agreement shall be binding upon the parties hereto and their respective successors and assigns.


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

          c. Notices. Any notice, request, demand, consent, approval or other communication permitted or required to be given to any of the parties hereunder shall be deemed given when received, shall be in writing, and shall be delivered in person or sent by certified mail, postage prepaid, or by private courier service or by telecopy or telex, to such party at its address set forth below or at such other address as such party may hereunder furnish in writing to the other parties.

               (i)    if to the Company, to:

                      Bay View Capital Corporation
                      1840 Gateway Drive
                      San Mateo, California 94404
                      Attention: General Counsel

               (ii)   if to FMAX, to:

                      FMAX Holdings, L.L.C.
                      23350 Hawthorne Blvd.
                      Building 1, Suite 240
                      Torrance, California 90505
                      Attention: General Counsel

          d. Headings. The headings in this Agreement are for the convenience of reference only and shall not limit or otherwise affect the meaning of the interpretation of this Agreement or any provision hereof.

          e. Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, it being intended that all rights, powers and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

          f. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed an original, and all such counterparts shall together constitute one and the same instrument.

          g. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the United States of America and, in the absence of controlling federal law, in accordance with the laws of the State of Delaware. Any legal action or proceedings with respect to this Agreement shall be brought in the federal courts of the United States located in California (or, in the event no federal court has jurisdiction over such matter, in the California state courts) and each of the parties hereto submits to the exclusive jurisdiction of such courts and hereby waives any objections on the grounds of venue, forum non conveniens or any similar grounds.

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

          h. Entire Agreement. This Agreement embodies the entire agreement of the parties hereto in relation to the subject matter hereof and supersedes all prior understandings or agreements, oral or written, with respect thereto among the parties hereto.

          i. Certain Remedies. Without in any way limiting the remedies otherwise available under this Agreement, the parties hereto acknowledge that, in the event of any breach or nonperformance by any party of the agreements or covenants required by this Agreement to be performed or observed by it, the other parties shall be entitled to such equitable remedies as may be appropriate, including, without limitation specific performance.

          j. Satisfaction of Registration Rights. The Parties agree that the execution of this Agreement and the fulfillment of the Company's obligations hereunder shall satisfy in every respect the Company's obligations to grant registration rights to FMAX pursuant to Section 17 of the letter agreement between the Company and FMAX dated March 11, 1999.

IN WITNESS WHEREOF, each of the undersigned has executed this Agreement or caused this Agreement to be executed on its behalf as of the date first written above.

                                            BAY VIEW CAPITAL CORPORATION



                                            By: /s/ Edward H. Sondker
                                               ------------------------------
                                                Name: Edward H. Sondker
                                                Title: President and Chief
                                                   Executive Officer


                                            FMAX HOLDINGS, L.L.C.


                                            By: /s/ Irwin L. Gubman
                                               -----------------------------
                                                Name: Irwin L. Gubman
                                                Title: General Counsel






















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